EXHIBIT 99.1


      [Letterhead of Donaldson, Lufkin & Jenrette Securities Corporation]

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to the (i) inclusion of our opinion letter dated July 18, 1999 to the Board of Directors of Qwest Communications International Inc. ("Qwest") as Annex C to the Joint Proxy Statement/Prospectus of Qwest relating to the proposed merger between Qwest and U S WEST, Inc. ("U S WEST") and (ii) references thereto in the sections captioned "SUMMARY--Opinions of Financial Advisors" and "OPINIONS OF FINANCIAL ADVISORS--Opinion of Financial Advisor to Qwest" of the Joint Proxy Statement/Prospectus of Qwest and U S WEST which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                             DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION


                                             By: /s/ James Broner
                                                --------------------------------
                                                Name:  James Broner
                                                Title: Senior Vice President


New York, New York
August 11, 1999

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